UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: December 12, 2007
(Date of earliest event reported)
AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2255 Glades Road, Suite 301E, Boca Raton, Florida		33431

(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (561) 999-8700
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition and
Item 7.01 Regulation FD Disclosure
On December 12, 2007, Agilysys, Inc. is making a presentation at the Raymond James 2007 IT Supply Chain Conference held in New York, New York. The presentation will be webcast and available for 30 days at http://www.wsw.com/webcast/rj31/agys/. A copy of the presentation is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
The presentation includes reference to EBITDA (net income minus interest, taxes, depreciation and amortization), a non-GAAP financial measure. A reconciliation of net income, a GAAP financial measure, to EBITDA, a non-GAAP financial measure, is included in the investor presentation. Management reviews EBITDA internally to evaluate the company’s performance, and management believes that the presentation of EBITDA can enhance investors’ understanding of the company’s ongoing operations. Investors should recognize that the company’s use of EBITDA may not be comparable to similarly titled measures of other companies, and that EBITDA is not a substitute or alternative for measures of financial performance determined in accordance with accounting principles generally accepted in the United States (GAAP), such as net income.
A copy of the presentation will also be made available on the Investor Relations page of the company’s Web site the day of the conference.
The information contained in this Item 2.02 and Item 7.01 disclosure and Exhibit 99.1 included with this Current Report is being furnished pursuant to Item 2.02 and Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as otherwise stated in such filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1	Presentation at Raymond James 2007 IT Supply Chain Conference held in New York, New York.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Martin F. Ellis
Martin F. Ellis
Executive Vice President, Treasurer and Chief Financial Officer

Date: December 12, 2007

Exhibit Index

Exhibit Number	Description
99.1	Presentation at Raymond James 2007 IT Supply Chain Conference held in New York, New York.